EXHIBIT 99.1

IFMI REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

Board Declares Dividend of $0.05 per Share

Philadelphia and New York, August 9, 2011 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI), a leading investment firm specializing in credit-related fixed income investments, today reported financial results for the quarter and six months ended June 30, 2011.

Adjusted operating income was $3.0 million, or $0.18 per diluted share, for the three months ended June 30, 2011, as compared to $6.4 million, or $0.40 per diluted share, for the three months ended June 30, 2010. Adjusted operating income was $7.2 million, or $0.45 per diluted share, for the six months ended June 30, 2011, as compared to $14.0 million, or $0.90 per diluted share, for the six months ended June 30, 2010. Adjusted operating income is not a measure recognized under generally accepted accounting principles (“GAAP”). See Note 1 on page 3.

On June 1, 2011, IFMI completed its strategic transaction with PrinceRidge Holdings LP (“PrinceRidge”), whereby IFMI contributed its equity interests in a subsidiary comprising a substantial part of its Capital Markets segment to PrinceRidge in exchange for a majority of the equity interest in PrinceRidge. IFMI added 86 capital markets professionals and support staff as a result of the transaction. The combination furthers IFMI’s objective of significantly expanding its Capital Markets business. IFMI’s consolidated financial results for the second quarter of 2011 include one month of PrinceRidge’s operating performance.

“We are disappointed with our results in the second quarter; however, we are optimistic about our future, though we know there is still much work to be done,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “Notably, during the quarter we continued to execute on important growth initiatives, including closing our strategic transaction with PrinceRidge and making substantial progress on the integration of the two companies’ platforms. We have already effectuated some of the efficiencies this transaction afforded us, and will continue to seek to both build revenue on the basis of the combination and achieve cost savings, which will make us a more profitable company.”

Cohen continued, “Our transition to delivering a more compelling value proposition is ongoing and we continue to work diligently to ensure the business is properly aligned to take advantage of the global opportunity in capital markets. We are pleased that our solid capital position has enabled us to once again return value to our stockholders through a dividend and look forward to enhancing value for our stockholders in the quarters to come.”

Revenue was $23.5 million for the three months ended June 30, 2011 and $55.8 million for the six months ended June 30, 2011, as compared to $35.8 million for the three months ended June 30, 2010 and $77.5 million for the six months ended June 30, 2010. The second quarter year-over-year decrease was primarily the result of a $7.6 million reduction in principal transactions and other income, and a $3.5 million reduction in net trading revenue. The reduction in principal transactions and other income was due in part to unrealized losses on the Company’s investment in Star Asia Finance of $0.3 million during the second quarter of 2011, which compares to gains on the Company’s investments in Star Asia Finance, the first Strategos Deep Value Fund, and an asset-backed principal investment of $4.0 million, $1.1 million, and $2.5 million, respectively, during the second quarter of 2010. The reduction in net trading revenue was primarily the result of decreased activity in all trading asset classes, including structured products, which was partially offset by trading activity in three business lines that IFMI did not have in the second quarter of 2010: $4.0 million from JVB, $2.0 million from equity derivatives, and $1.4 million from the newly acquired PrinceRidge. The first half year-over-year decrease was primarily the result of $20.2 million reduction in principal transactions and other income, which was partially offset by a $1.1 million increase in net trading revenue. The reduction in principal transactions and other income was primarily due to unrealized losses on the Company’s investment in Star Asia Finance of $2.2 million during the first half of 2011, which compares to gains on the Company’s investments in Star Asia Finance, the first Strategos Deep Value Fund, and asset-backed principal investments of $13.2 million, $2.4 million, and $3.5 million, respectively, during the first half of 2010.

Net loss attributable to IFMI was $3.4 million, or $0.31 per diluted share, for the three months ended June 30, 2011 and $3.0 million, or $0.28 per diluted share, for the six months ended June 30, 2011, as compared to net income of $2.1 million, or $0.20 per diluted share, for the three months ended June 30, 2010 and $5.0 million, or $0.48 per diluted share, for the six months ended June 30, 2010. The net loss attributable to IFMI for the second quarter of 2011 includes transaction and transition costs related to the PrinceRidge combination, approximating $5.3 million, including a one-time compensation charge of $4.6 million related to the amendment of the employment contract of Chris Ricciardi, the former CEO of IFMI’s Capital Markets segment, who will be leaving the Company effective August 31, 2011. The net loss attributable to IFMI for the first half of 2011 includes $5.8 million of transaction and transition costs related to the PrinceRidge combination.

The Company earned $4.4 million in incentive fees in conjunction with the successful and orderly liquidation of Strategos Deep Value Fund 1A. This incentive fee is recognized as a component of the Company’s income from equity method affiliates in the consolidated statement of operations. The fund is expected to be fully liquidated in the third quarter.

Total Equity and Dividend Declaration

•	At June 30, 2011, total equity was $89.2 million, as compared to $89.5 million as of December 31, 2010.

•	The Company’s Board of Directors has declared a dividend of $0.05 per share. The dividend will be payable on September 6, 2011 to stockholders of record on August 23, 2011.

Material Subsequent Events

Exchange Offer. As announced on July 20, 2011, the Company completed its exchange offer for its outstanding 7.625% Contingent Convertible Senior Notes due 2027 (the “Old Notes”). At the commencement of the exchange offer, IFMI had $19.5 million principal amount of the Old Notes outstanding. Pursuant to the exchange offer, $7.6 million aggregate principal amount of the Old Notes were tendered for exchange, representing approximately 39% of the principal amount of the Old Notes outstanding. IFMI issued $7.6 million aggregate principal amount of a new series of 10.50% Contingent Convertible Senior Notes due 2027 in exchange for the $7.6 million aggregate principal amount of the Old Notes that were tendered. A total of $11.9 million principal amount of Old Notes remain outstanding. The purpose of the exchange offer was to improve IFMI’s financial flexibility by extending the first date at which holders can require IFMI to repurchase the notes from May 15, 2012 to May 15, 2014.

Conference Call

Management will hold a conference call this morning at 10:00 AM EDT to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 89028687, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), participant pass code 89028687.

About IFMI

IFMI is a leading financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products, operating primarily through IFMI’s subsidiaries PrinceRidge Holdings LP and JVB Financial Holdings, LLC. The Asset Management segment manages assets through listed and private companies, funds, managed accounts, and collateralized debt obligations. As of June 30, 2011, IFMI managed approximately $9.3 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.ifmi.com.

Note 1: Adjusted operating income and adjusted operating income per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) a potential Ownership Change under Section 382 of the Internal Revenue Code, and (i) regulatory approval and final closing of the PrinceRidge transaction. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Revenues
Net trading	$16,240	$19,690	$43,514	$42,458
Asset management	5,255	6,244	11,225	13,014
New issue and advisory	1,131	1,405	1,240	2,073
Principal transactions and other income	831	8,472	(208)	19,999

Total revenues	23,457	35,811	55,771	77,544

Operating expenses
Compensation and benefits	21,433	23,272	43,421	50,403
Business development, occupancy, equipment	1,835	1,338	3,274	2,721
Subscriptions, clearing, and execution	2,727	1,653	5,542	3,208
Professional services and other operating	5,137	4,216	9,152	8,987
Depreciation and amortization	503	628	973	1,271

Total operating expenses	31,635	31,107	62,362	66,590

Operating income (loss)	(8,178)	4,704	(6,591)	10,954

Non-operating income (expense)
Interest expense	(1,447)	(1,829)	(2,929)	(3,822)
Gain on repurchase of debt	—	—	—	886
Gain on sale of management contracts	—	836	—	971
Income (loss) from equity method affiliates	4,435	(122)	4,530	(108)

Income (loss) before income taxes	(5,190)	3,589	(4,990)	8,881
Income tax expense (benefit)	(133)	392	(346)	1,123

Net income (loss)	(5,057)	3,197	(4,644)	7,758
Less: Net income (loss) attributable to the noncontrolling interest	(1,686)	1,137	(1,648)	2,783

Net income (loss) attributable to IFMI	$(3,371)	$2,060	$(2,996)	$4,975

Earnings per share

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Basic
Net income (loss) attributable to IFMI	$(3,371)	$2,060	$(2,996)	$4,975
Basic shares outstanding	10,901	10,428	10,861	10,373

Net income (loss) attributable to IFMI per share	$(0.31)	$0.20	$(0.28)	$0.48

Fully Diluted
Net income (loss) attributable to IFMI	$(3,371)	$2,060	$(2,996)	$4,975
Add: Net income (loss) attributable to the noncontrolling interest	(1,686)	1,137	(1,648)	2,783
Deduct: Net loss attributable to the noncontrolling interest that is not convertible	(53)	—	(53)	—
Add (deduct): Addl tax benefit (exp) if convertible noncontrolling interest is converted	6	(85)	150	(242)

Enterprise net income (loss)	$(4,998)	$3,112	$(4,441)	$7,516

Basic shares outstanding	10,901	10,428	10,861	10,373
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,284	5,284	5,284	5,284

Fully diluted shares outstanding	16,185	15,712	16,145	15,657

Fully diluted net income (loss) per share	$(0.31)	$0.20	$(0.28)	$0.48

Reconciliation of adjusted operating income to operating income (loss) and calculation of per share amounts

Operating income (loss)	$(8,178)	$4,704	$(6,591)	$10,954
Deduct: Net loss attributable to noncontrolling interest that is not convertible	(53)	—	(53)	—
One-time cash compensation charge related to former CEO of capital markets segment	3,000	—	3,000	—
Depreciation and amortization	503	628	973	1,271
Share-based compensation	3,237	1,021	5,426	1,821
IFMI share of incentive fees included in income from equity method affiliates	4,359	—	4,359	—

Adjusted operating income	$2,974	$6,353	$7,220	$14,046

Fully diluted shares outstanding	16,185	15,712	16,145	15,657

Adjusted operating income per share	$0.18	$0.40	$0.45	$0.90

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2011 (unaudited)	December 31, 2010
Assets
Cash and cash equivalents	$50,160	$43,946
Restricted cash	1,856	4,507
Due from related parties	450	966
Other receivables	7,282	6,033
Investments-trading	166,865	189,015
Other investments, at fair value	42,561	46,551
Receivables under resale agreements	158,099	—
Goodwill	11,176	3,231
Other assets	17,284	12,498

Total assets	$455,733	$306,747

Liabilities
Payables to brokers, dealers, and clearing agencies	$38,450	$45,469
Due to related parties	7	34
Accounts payable and other liabilities	17,148	13,165
Accrued compensation	13,404	17,358
Trading securities sold, not yet purchased	52,291	17,820
Securities sold under agreements to repurchase	178,998	69,816
Deferred income taxes	8,663	8,889
Debt	42,140	44,688

Total liabilities	351,101	217,239

Redeemable noncontrolling interest	15,471	—

Equity
Series B voting nonconvertible preferred stock	5	5
Common stock	11	10
Additional paid-in capital	64,134	58,954
Accumulated other comprehensive loss	(458)	(665)
Retained earnings	2,296	6,382
Treasury stock, at cost; 50,400 shares of common stock	(328)	(328)

Total IFMI stockholders’ equity	65,660	64,358
Noncontrolling interest	23,501	25,150

Total equity	89,161	89,508

Total liabilities, redeemable noncontrolling interest, and equity	$455,733	$306,747

Non-GAAP Measures

Adjusted operating income and adjusted operating income per diluted share

Adjusted operating income is not a financial measure recognized by GAAP. Adjusted operating income represents operating income, computed in accordance with GAAP, before a one-time cash compensation charge related to the former CEO of the Capital Markets segment, depreciation and amortization, impairments of intangible assets, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income plus the Company’s share of any incentive fees earned included in income from equity method affiliates. The one-time cash compensation charge related to the former CEO of the Capital Markets segment is excluded due to the non-recurring nature of the expense. Depreciation, amortization, impairments, and share based compensation expenses that have been excluded from adjusted operating income are non-cash items. Incentive fees earned as a component of income from equity method affiliates is included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income. Adjusted operating income per diluted share is calculated, by dividing adjusted operating income by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, our management uses adjusted operating income and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income and related per diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income should not be assessed in isolation from or construed as a substitute for operating income prepared in accordance with GAAP. Adjusted operating income is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com